Exhibit 99.1
Contact:
Michelle Hards
(419) 535-4636
michelle.hards@dana.com
     Dana Corporation Reports Preliminary Fourth-Quarter and Full-Year 2005 Results
TOLEDO, Ohio – March 22, 2006 – Dana Corporation (OTCBB: DCNAQ) today reported preliminary, unaudited consolidated financial results for the quarter and full year ended Dec. 31, 2005.
Fourth-Quarter 2005 Results
Sales for the fourth quarter of 2005 were $2,046 million, compared to $1,988 million during the same period in 2004. The company expects to report a net loss of $376 million for the quarter, including a loss from continuing operations of $231 million. This compares to a net loss of $136 million in the fourth quarter of 2004, which included a loss from continuing operations of $72 million.
The fourth-quarter 2005 net loss will include unusual charges expected to total $230 million, after tax. These include:
•	Charges of $123 million related to the previously announced planned divestitures of the company’s non-core engine hard parts, fluid products, and pump products businesses that are currently held for sale and will be classified as discontinued operations;

•	Goodwill impairment of $53 million;

•	Realignment charges and related asset impairments of $45 million;

•	A change in accounting related to the recognition of asset retirement obligations of $2 million; and

•	A loss of $7 million on asset sales.
The balance of the fourth-quarter 2005 loss – expected to total $146 million, after tax – will be from operations. Continuing operations, before unusual items, are expected to generate a loss of $126 million in the fourth quarter of 2005 as compared to income of $54 million for the same period in 2004. Discontinued operations are expected to produce a loss of $20 million, before unusual items, in the fourth quarter of 2005, which compares to a loss of $19 million in the previous year’s fourth quarter.

Full-Year 2005 Results
Sales of continuing operations for the full year 2005 were $8,611 million, compared to $7,775 million in 2004. The company expects to report a 2005 net loss of $1,602 million versus net income of $62 million in 2004. Included in the net loss for 2005 is an expected loss from continuing operations of $1,172 million compared to income from continuing operations of $72 million in 2004. In addition to the unusual fourth-quarter 2005 charges totaling $230 million, the year-on-year change in earnings is expected to be driven primarily by unusual items recorded in the third quarter of 2005. These items totaled $1,209 million and included:
•	The provision of a $918 million valuation allowance to reduce Dana’s net U.S. and U.K. deferred tax assets, comprised of $835 million of deferred tax assets as of Dec. 31, 2004, and additional benefits recognized between the beginning of the year and June 30, 2005;

•	An impairment charge of $275 million, after tax, to reduce the book value of certain assets of the non-core businesses that are now held for sale; and

•	Aggregate charges of approximately $16 million related to the sale of Dana’s domestic fuel rail business and the dissolution of an engine bearings joint venture.
Adjusted for unusual items, continuing operations are expected to generate an after-tax loss of $215 million in 2005, compared to income of $165 million in 2004. Discontinued operations, on the same basis, are expected to report an after-tax loss of $36 million in 2005, compared to income of $48 million in the prior year. Results from 2004 included income from the automotive aftermarket businesses that were sold in November 2004.
Unusual items of $151 million, after tax, in 2004 included $171 million of charges recorded in the fourth quarter, as well as $20 million of net gains reported earlier in the year. The fourth-quarter 2004 charges included costs associated with completing the divestiture of the company’s automotive aftermarket businesses, two facility closures and other manufacturing realignments, and the repurchase of approximately $900 million of long-term debt.
Business Segment Results for Continuing Operations
Sales in the Automotive Systems Group totaled $1,414 million in the fourth quarter of 2005 and $5,941 million for the full year 2005, compared to $1,387 million and $5,384 million respectively during the fourth quarter and full year 2004. On an EBIT basis, the group expects to record income of $6 million during the fourth quarter of 2005 and $187 million for the full year 2005, compared to $49 million and $300 million during the respective periods in 2004.
Sales in the Heavy Vehicle Technologies and Systems Group totaled $626 million in the fourth quarter of 2005 and $2,640 million for the full year 2005, compared to $580 million and $2,299 million respectively during the fourth quarter and full year 2004. On an EBIT basis, the group expects to record a loss of $9 million during the fourth quarter of 2005 and income of $72 million for the full year 2005, compared to earnings of $36 million and $161 million during the respective periods in 2004.

2

2005 Form 10-K Filing and Investor Communications
Dana will not file its 2005 Form 10-K by the March 31, 2006, extended filing date because of the additional time required to complete its financial statements and the related non-financial disclosures, in light of the company’s bankruptcy filing on March 3, 2006, and to complete its assessment of internal control over financial reporting. The company expects to file its 2005 Form 10-K by April 30, 2006. This report will include – in addition to Dana’s audited financial statements and management’s discussion and analysis of financial condition and results of operations – information generally found in the proxy statement.
The company has suspended its quarterly conference calls and annual shareholder meetings until further notice.
About Dana Corporation
Based in Toledo, Ohio, Dana Corporation is a leading supplier of axle, driveshaft, engine, frame, chassis, and transmission technologies. Dana people design and manufacture products for every major vehicle producer in the world – in the automotive, commercial vehicle, and off-highway markets. The company and certain of its U.S. subsidiaries are operating under Chapter 11 of the U.S. Bankruptcy Code as debtors-in-possession. More information about Dana can be found on the Internet at www.dana.com.
Forward-Looking Statements
Statements in this release that are not entirely historical constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent Dana’s expectations based on current information and assumptions. However, forward-looking statements are inherently subject to risks and uncertainties. There can be no assurance that the preliminary numbers reported in this release will not change when the audit of Dana’s financial statements is completed or that Dana will file its 2005 Form 10-K when currently contemplated. Forward-looking statements in this release speak only as of the date of the release. Dana does not undertake to update such forward-looking statements.
# # #

3

Dana Corporation
Financial Summary (Unaudited)*
(in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net sales	$2,046	$1,988	$8,611	$7,775

Income (loss) from continuing operations	$(231)	$(72)	$(1,172)	$72
Loss from discontinued operations	(143)	(64)	(434)	(10)
Effect of change in accounting	(2)		4

Net income (loss)	$(376)	$(136)	$(1,602)	$62

Income (loss) from continuing operations	$(231)	$(72)	$(1,172)	$72
Goodwill impairment	53		53
Realignment charges	45	34	45	39
Net (gain) losses on divestitures, asset impairments and sales	7	(4)	19	(42)
Valuation allowance against deferred tax assets			835
Loss on repurchase of notes		96		96
Charge related to Ohio tax legislation			5

Income (loss) from continuing operations, excluding unusual items	$(126)	$54	$(215)	$165

Income (loss) from discontinued operations	$(143)	$(64)	$(434)	$(10)
Provision for loss on sale of engine hard parts, fluid routing and pump businesses	123		398
Impairment and restructuring charges		15		15
Sale of automotive aftermarket businesses		30		43

Income (loss) from discontinued operations, excluding unusual items	$(20)	$(19)	$(36)	$48

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(1.54)	$(0.48)	$(7.84)	$0.48
Loss from discontinued operations	(0.95)	(0.43)	(2.90)	(0.07)
Effect of change in accounting	(0.01)		0.03

Net income (loss)	$(2.50)	$(0.91)	$(10.71)	$0.41

Income (loss) from continuing operations, excluding unusual items	$(0.83)	$0.36	$(1.42)	$1.09
Income (loss) from discontinued operations, excluding unusual items	(0.13)	(0.13)	(0.24)	0.32
Effect of change in accounting	(0.01)		0.03	—

Net income (loss), excluding unusual items	(0.97)	0.23	(1.63)	1.41
Loss from unusual items	(1.53)	(1.14)	(9.08)	(1.00)

Net income (loss)	$(2.50)	$(0.91)	$(10.71)	$0.41

*	Subsequent to Dana’s filing under chapter 11 of the U.S. Bankruptcy Code on March 3, 2006, the company and certain of its U.S. subsidiaries are operating as debtors-in -possession.

Dana Corporation
Consolidated Statement of Income (Unaudited)*
(in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net sales	$2,046	$1,988	$8,611	$7,775
Revenue from lease financing	4	4	15	18
Other income (expense), net	22	(107)	73	(103)

Total revenue	2,072	1,885	8,699	7,690

Costs and expenses
Cost of sales	2,016	1,899	8,192	7,189
Selling, general and administrative expenses	143	97	500	416
Realignment and impairment charges	108	44	111	44
Interest expense	44	52	167	206

Total costs and expenses	2,311	2,092	8,970	7,855

Loss before income taxes	(239)	(207)	(271)	(165)
Income tax benefit (expense)	(5)	118	(935)	205
Minority interest	(1)	2	(6)	(5)
Equity in earnings of affiliates	14	15	40	37

Income (loss) from continuing operations	(231)	(72)	(1,172)	72

Income (loss) from discontinued operations before income taxes	(156)	(69)	(441)	17
Income tax benefit (expense) of discontinued operations	13	5	7	(27)

Loss from discontinued operations	(143)	(64)	(434)	(10)

Income before effect of change in accounting	(374)	(136)	(1,606)	62
Effect of change in accounting	(2)		4

Net income (loss)	$(376)	$(136)	$(1,602)	$62

Basic earnings (loss) per common share
Income (loss) from continuing operations before effect of change in accounting	$(1.54)	$(0.48)	$(7.84)	$0.48
Loss from discontinued operations	(0.95)	(0.43)	(2.90)	(0.07)
Effect of change in accounting	(0.01)	—	0.03

Net income (loss)	$(2.50)	$(0.91)	$(10.71)	$0.41

Diluted earnings (loss) per common share
Income (loss) from continuing operations before effect of change in accounting	$(1.54)	$(0.48)	$(7.84)	$0.48
Loss from discontinued operations	(0.95)	(0.43)	(2.90)	(0.07)
Effect of change in accounting	(0.01)		0.03

Net income (loss)	$(2.50)	$(0.91)	$(10.71)	$0.41

Cash dividends declared and paid per common share	$0.01	$0.12	$0.37	$0.48

Average shares outstanding — Basic	150	149	150	149
Average shares outstanding — Diluted	150	151	151	151

*	Subsequent to Dana’s filing under chapter 11 of the U.S. Bankruptcy Code on March 3, 2006, the company and certain of its U.S. subsidiaries are operating as debtors-in -possession.

Dana Corporation
Consolidated Balance Sheet (Unaudited)*
December 31, 2005 and 2004
(in millions)

	2005	2004
Assets
Current assets
Cash and cash equivalents	$762	$634
Accounts receivable
Trade, less allowance for doubtful accounts of $36 - 2005 and $39 - 2004	1,064	1,254
Other	244	437
Inventories	662	898
Assets of discontinued operations	549
Other current assets	57	185

Total current assets	3,338	3,408

Goodwill	439	593
Investments, deferred taxes and other assets	1,811	2,566
Investments in leases	186	281
Property, plant and equipment, net	1,629	2,171

Total assets	$7,403	$9,019

Liabilities and Shareholders’ Equity
Current liabilities
Notes payable, including current portion of long-term debt (1)	$2,580	$155
Accounts payable	948	1,330
Accrued payroll and employee benefits	429	378
Liabilities of discontinued operations	290
Other accrued liabilities	463	611
Taxes on income	175	199

Total current liabilities	4,885	2,673

Deferred employee benefits and other noncurrent liabilities	1,910	1,759
Long-term debt	66	2,054
Minority interest in consolidated subsidiaries	84	122

Total liabilities	6,945	6,608

Shareholders’ equity
Common stock, $1 par value, shares authorized, 350; shares issued, 150 - 2005, 150 - 2004	150	150
Additional paid-in capital	194	190
Retained earnings	820	2,479
Accumulated other comprehensive loss	(706)	(408)

Total shareholders’ equity	458	2,411

Total liabilities and shareholders’ equity	$7,403	$9,019

*	Subsequent to Dana’s filing under chapter 11 of the U.S. Bankruptcy Code on March 3, 2006, the company and certain of its U.S. subsidiaries are operating as debtors-in -possession.

(1)	At December 31, 2005, although we had obtained waivers of certain financial covenants through May 31, 2006, we had determined that following expiration of the waivers, it was unlikely that we would be able to comply with such covenants. As a consequence, under accounting requirements for debt classification, we classified long-term debt that is subject to acceleration in the event of non-compliance with the financial covenants as debt payable within one year.

Dana Corporation
Consolidated Statement of Cash Flows (Unaudited)*
(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss)	$(376)	$(136)	$(1,602)	$62
Depreciation and amortization	83	85	310	358
Asset impairments and other related charges	183	13	473	37
Loss on asset sales	15	75	29	18
Effect of change in accounting	2		(4)
Working capital decrease (increase)	67	82	(126)	(294)
Deferred taxes	36	(53)	764	(125)
Other	98	64	(36)	17

Net cash flows — operating activities	108	130	(192)	73

Purchases of property, plant and equipment	(104)	(115)	(297)	(329)
Payments received from leases and partnerships	91	279	161	289
Proceeds from divestitures and asset sales	7	650	183	968
Other	(93)	10	(66)	(12)

Net cash flows — investing activities	(99)	824	(19)	916

Net change in short-term debt	—	(212)	406	(31)
Payments on long-term debt	(1)	(1,052)	(46)	(1,457)
Proceeds from long-term debt	—	450	21	455
Dividends paid	(1)	(20)	(55)	(73)
Other	25	—	13	16

Net cash flows — financing activities	23	(834)	339	(1,090)

Net change in cash and cash equivalents	32	120	128	(101)
Net change in cash — discontinued operations	—	2	—	4
Cash and cash equivalents — beginning of period	730	512	634	731

Cash and cash equivalents — end of period	$762	$634	$762	$634

*	Subsequent to Dana’s filing under chapter 11 of the U.S. Bankruptcy Code on March 3, 2006, the company and certain of its U.S. subsidiaries are operating as debtors-in -possession.

Dana Corporation
Reconciliation of Earnings Before Interest
and Taxes (EBIT) for the Segments to
Income Before Income Taxes (Unaudited)*
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Segment earnings before interest and taxes -
ASG	$6	$49	$187	$300
HVTSG	(9)	36	72	161

Total	(3)	85	259	461
Other	(91)	(61)	(290)	(238)

Earnings (loss) before interest and taxes (EBIT), before unusual items	(94)	24	(31)	223

Unusual items (on an EBIT basis):
Total operations	(222)	(254)	(519)	(269)
Discontinued operations	121	51	411	71

Continuing operations	(101)	(203)	(108)	(198)

Interest expense, excluding DCC	(37)	(43)	(139)	(161)
Interest income, excluding DCC	9	4	35	9

Interest expense, net — excluding DCC	(28)	(39)	(104)	(152)

DCC pre-tax income (loss)	(16)	11	(28)	(38)

Loss before income taxes	$(239)	$(207)	$(271)	$(165)

*	Subsequent to Dana’s filing under chapter 11 of the U.S. Bankruptcy Code on March 3, 2006, the company and certain of its U.S. subsidiaries are operating as debtors-in -possession.